FOR IMMEDIATE RELEASE
Contact: Sam Ullrich
(502) 638-3906
Sam.Ullrich@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2025 THIRD QUARTER RESULTS
LOUISVILLE, Ky. (October 22, 2025) - Churchill Downs Incorporated (Nasdaq: CHDN) (the "Company", "CDI", "we") today reported business results for the third quarter ended September 30, 2025.
Company Highlights
▪Third quarter 2025 financial results, as compared to the prior year quarter:
–Record third quarter net revenue of $683.0 million, up $54.5 million or 9%
–Net income attributable to CDI of $38.1 million, down $27.3 million or 42% driven by a one-time, non-cash impairment
▪Adjusted net income attributable to CDI of $77.1 million, up $5.0 million or 7%
–Record third quarter Adjusted EBITDA of $262.3 million, up $27.0 million or 11%
▪On July 24, 2025, CDI announced that NBC Sports will showcase the Kentucky Oaks on primetime for the first time ever in 2026.
▪On August 6, 2025, CDI completed the expansion of Rosie's Richmond in Richmond, Virginia with 450 incremental historical racing machines.
▪On August 27, 2025, CDI completed the acquisition of 90% of Casino Salem for $180 million and began to operate the temporary mini casino at the Mall at Rockingham Park in Salem, New Hampshire.
▪On September 29, 2025, CDI opened Roseshire Gaming Parlor in Henrico County, Virginia with 175 historical racing machines.
▪On October 21, 2025, the Board of Directors approved a $0.438 per share dividend to shareholders of record as of December 5, 2025 and payable on January 6, 2026. This represents the fifteenth consecutive year of increased dividend per share.
▪We ended the third quarter of 2025 with net bank leverage of 4.1x and returned $53.5 million of capital to our shareholders through share repurchases.

CONSOLIDATED RESULTS

	Third Quarter
(in millions, except per share data)	2025	2024

Net revenue	$683.0	$628.5
Net income attributable to CDI	$38.1	$65.4
Diluted EPS attributable to CDI	$0.54	$0.86
Adjusted net income attributable to CDI (a)	$77.1	$72.1
Adjusted EBITDA(a)	$262.3	$235.3

(a) This is a non-GAAP measure. See explanation of non-GAAP measures below.

SEGMENT RESULTS
The summaries below present revenue from external customers and intercompany revenue from each of our reportable segments. All comparisons are against the applicable prior year period unless otherwise noted.

Live and Historical Racing

	Third Quarter
(in millions)	2025	2024

Revenue	$305.7	$252.4
Adjusted EBITDA	116.4	93.0
Third quarter 2025 revenue increased $53.3 million due to a $30.1 million increase from our Virginia HRM venues, a $20.9 million increase from our Kentucky HRM venues, and a $2.3 million increase primarily from our temporary facility at Casino Salem in New Hampshire. The Virginia HRM increase was due to a $26.0 million net increase from our Northern Virginia venues and a $5.1 million net increase from our Central Virginia venues. These increases were partially offset by a $1.0 million net decrease from our four other Virginia venues. The Kentucky HRM increase was due to a $12.2 million increase from our Western Kentucky venues, a $3.5 million increase from our Louisville venues, a $3.0 million increase from our Northern Kentucky venues, and a $2.2 million increase from our Southwestern Kentucky venue.
Third quarter 2025 Adjusted EBITDA increased $23.4 million due to a $12.4 million increase from our Kentucky HRM venues, a $10.8 million increase from our Virginia HRM venues, and a $0.2 million increase primarily from our temporary facility at Casino Salem in New Hampshire. The Kentucky HRM increase was primarily due to a $4.6 million increase from our Western Kentucky venues, a $3.9 million increase from our Louisville venues, a $3.1 million increase from our Northern Kentucky venues, and a $0.8 million increase from our Southwestern Kentucky venue. The Virginia HRM increase was primarily due to an $11.3 million net increase from our Northern Virginia venues, which includes $3.5 million from a one-time business interruption insurance recovery related to the delayed opening of The Rose Gaming Resort in fourth quarter 2024, and a $1.1 million net increase from our Central Virginia venues, partially offset by a $1.1 million net decrease from our four other Virginia venues and a $0.5 million increase in shared services expense.
Wagering Services and Solutions

	Third Quarter
(in millions)	2025	2024

Revenue	$127.2	$118.7
Adjusted EBITDA	46.0	42.5
Third quarter 2025 revenue increased $8.5 million due to a $5.3 million increase from TwinSpires Horse Racing, a $3.0 million increase from Exacta attributable to incremental HRMs in Virginia and New Hampshire, and a $0.2 million increase from our sports betting business.
Third quarter 2025 Adjusted EBITDA increased $3.5 million due to a $2.8 million increase from Exacta attributable to incremental HRMs in Virginia and New Hampshire, a $0.4 million increase from our sports betting business, and a $0.3 million net increase from TwinSpires Horse Racing.

Gaming

	Third Quarter
(in millions)	2025	2024

Revenue	$265.5	$270.3
Adjusted EBITDA	123.3	123.3
Third quarter 2025 revenue decreased $4.8 million due to a $6.1 million decrease from the cessation of HRM operations in Louisiana, partially offset by a $1.3 million net increase primarily from our New York, Maine, Indiana, and Iowa properties.
Third quarter 2025 Adjusted EBITDA was consistent with the prior year quarter. Our wholly owned gaming properties decreased $0.5 million, which was offset by a $0.5 million increase from our equity investments. The decrease from our wholly owned gaming properties was due to a $1.4 million net decrease from the cessation of HRM operations in Louisiana and a $0.9 million net increase primarily from our Iowa, New York, Maine, and Indiana properties. The increase from our equity investments was due to a $1.1 million increase from Miami Valley Gaming, partially offset by a $0.6 million decrease from Rivers Des Plaines.
All Other

	Third Quarter
(in millions)	2025	2024

Revenue	$2.2	$2.6
Adjusted EBITDA	(23.4)	(23.5)
Third quarter 2025 revenue decreased $0.4 million due to intercompany revenue related to the captive insurance company. All captive revenue is eliminated in consolidation.
Third quarter 2025 Adjusted EBITDA increased $0.1 million primarily due to decreased corporate related expenses partially offset by a decrease related to our captive insurance company.

CAPITAL MANAGEMENT
Share Repurchase Program
The Company repurchased 515,527 shares of its common stock at a total cost of $53.5 million in the third quarter of 2025. $15.0 million of repurchases were made under the March 2025 Stock Repurchase Program and $38.5 million of repurchases were made under the July 2025 Stock Repurchase Program. We had approximately $461.5 million of repurchase authority remaining under the July 2025 Stock Repurchase Program as of September 30, 2025. The July 2025 Stock Repurchase Program includes and is not in addition to the $169.2 million previously remaining under the March 2025 Stock Repurchase Program authorization.

Annual Dividend
On October 21, 2025, the Company's Board of Directors approved an annual cash dividend on the Company's common stock of $0.438 per outstanding share, a seven percent increase over the prior year. The dividend is payable on January 6, 2026, to shareholders of record as of the close of business on December 5, 2025, with the aggregate cash dividend to be paid to each shareholder rounded to the nearest whole cent. This marks the fifteenth consecutive year that the Company has increased the dividend per share.
Income Taxes
On July 4, 2025, the United States enacted H.R. 1, a new federal tax and spending bill. Many of the tax provisions included in the bill are retroactive and will have a significant favorable impact on the Company’s current year cash tax expense, primarily due to the permanent reinstatements of 100% bonus depreciation rules and a 30% of EBITDA-based interest expense deduction limitation. As a result of this change, the Company will begin utilizing the deferred tax asset of $91.2 million related to interest expense previously subject to limitation. The expected reduction in cash paid taxes as a result of these new tax provisions will increase cash flow from operating activities.

NET INCOME ATTRIBUTABLE TO CDI
The Company's third quarter 2025 net income attributable to CDI was $38.1 million compared to $65.4 million in the prior year quarter.
The following factors impacted the comparability of the Company's third quarter 2025 net income to the prior year quarter:
•An increase of $31.0 million in after-tax impairment charges in the current year quarter related to the impairment of the Chasers' gaming rights; and
•a $1.3 million after-tax increase in transaction, pre-opening, and other expenses.
Excluding the items above, third quarter 2025 adjusted net income attributable to CDI increased $5.0 million primarily due to the following:
•a $3.4 million after-tax increase primarily driven by the results of our operations; and
•a $2.9 million after-tax decrease in interest expense.
This was partially offset by:
•a $1.0 million after-tax decrease in equity income from our unconsolidated affiliates; and
•a $0.3 million after-tax increase due a portion of the Company's income from United Tote being recognized as income attributable to a noncontrolling interest.
Conference Call
A conference call regarding this news release is scheduled for Thursday, October 23, 2025 at 8 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by registering in advance via teleconference here. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are encouraged to dial-in 15 minutes prior to the start time. An online replay will be available by noon ET on Thursday, October 23, 2025. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.

Use of Non-GAAP Measures
In addition to the results provided in accordance with GAAP, the Company also uses non-GAAP measures, including adjusted net income, adjusted diluted EPS, EBITDA (earnings before interest, taxes, depreciation and amortization), and Adjusted EBITDA.
The Company uses non-GAAP measures as a key performance measure of the results of operations for purposes of evaluating performance internally. These measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of these measures enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP, and should not be considered as an alternative to, or more meaningful than, net income or diluted EPS (as determined in accordance with GAAP) as a measure of our operating results.
We use Adjusted EBITDA to evaluate segment performance, develop strategy, and allocate resources. We utilize the Adjusted EBITDA metric to provide a more accurate measure of our core operating results and enable management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
Adjusted net income and adjusted diluted EPS exclude discontinued operations net income or loss; net income or loss attributable to noncontrolling interest; transaction expense, which includes acquisition and disposition related charges, as well as legal, accounting, and other deal-related expense; pre-opening expense; and certain other gains, charges, recoveries, and expenses.
Adjusted EBITDA includes our portion of EBITDA from our equity investments and the portion of EBITDA attributable to noncontrolling interests.
Adjusted EBITDA excludes, as applicable in each period:
•Transaction expense, net which includes:
◦Acquisition, disposition, and property sale related charges;
◦Other transaction expense, including legal, accounting, and other deal-related expense;
•Stock-based compensation expense;
•Rivers Des Plaines' impact on our investments in unconsolidated affiliates from legal reserves and transaction costs;
•Asset impairments, net;
•Gain on property sales;
•Legal reserves;
•Pre-opening expense; and
•Other charges, recoveries, and expenses.

For segment reporting, Adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the Consolidated Statements of Comprehensive Income. See the Reconciliation of Comprehensive Income to Adjusted EBITDA included herewith for additional information.
About Churchill Downs Incorporated
Churchill Downs Incorporated ("CDI") (Nasdaq: CHDN) has created extraordinary entertainment experiences for over 150 years, beginning with the company’s most iconic and enduring asset, the Kentucky Derby. Headquartered in Louisville, Kentucky, CDI has expanded through the acquisition, development, and operation of live and historical racing entertainment venues, the growth of the online wagering businesses, and the acquisition, development, and operation of regional casino gaming properties. https://www.churchilldownsincorporated.com/
This news release contains various "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "predict," "project," "seek," "should," "will," "scheduled," and similar words or similar expressions (or negative versions of such words or expressions), although some forward-looking statements are expressed differently.
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors, that could cause actual results to differ materially from expectations include the following: the occurrence of extraordinary events, such as terrorist attacks, public health threats, civil unrest, and inclement weather, including as a result of climate change; the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit, including the impact of inflation; changes in, or new interpretations of, applicable tax laws or rulings that could result in additional tax liabilities; the impact of any pandemics, epidemics, or outbreaks of infectious diseases, and related economic matters on our results of operations, financial conditions and prospects; lack of confidence in the integrity of our core businesses or any deterioration in our reputation; negative shifts in public opinion regarding gambling that could result in increased regulation of, or new restrictions on, the gaming industry; loss of key or highly skilled personnel, as well as general disruptions in the general labor market; the impact of significant competition, and the expectation that competition levels will increase; changes in consumer preferences, attendance, wagering, and sponsorships; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; concentration and evolution of slot machine and historical racing machine ("HRM") manufacturing and other technology conditions that could impose additional costs; failure to enter into or maintain agreements with industry constituents, including horsemen and other racetracks; inability to successfully focus on market access and retail operations for our sports betting business and effectively compete; online security risk, including cyber-security breaches, or loss or misuse of our stored information as a result of a breach including customers’ personal information could lead to government enforcement actions or other litigation; costs of compliance with increasingly complex laws and regulations regarding data privacy and protection of personal information; reliance on our technology services and catastrophic events and system failures disrupting our operations; inability to identify, complete, or fully realize the benefits of our proposed acquisitions, divestitures, development of new venues or the expansion of existing facilities on time, on budget, or as planned; difficulty in integrating recent or future acquisitions into our operations; cost overruns and other uncertainties associated with the development of new venues and the expansion of existing facilities; general risks related to real estate ownership and significant expenditures, including risks related to environmental liabilities; personal injury litigation related to injuries occurring at our racetracks; compliance with the Foreign Corrupt Practices Act or other similar laws and regulations, or applicable anti-money laundering regulations; payment-related risks, such as risk associated with fraudulent credit card or debit card use; work stoppages and labor problems; risks related to pending or future legal proceedings and other actions; highly regulated operations and changes in the regulatory environment could adversely affect our business; restrictions in our debt facilities limiting our flexibility to operate our business; failure to comply with the financial ratios and other covenants in our debt facilities and other indebtedness; increases to interest rates (due to inflation or otherwise); disruption in the credit markets or changes to our credit ratings may adversely affect our business; increase in our insurance costs, or inability to obtain similar insurance coverage in the future, and any inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events; and other factors described under the heading "Risk Factors" in our most recent Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission.
We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per common share data)	2025	2024	2025	2024
Net revenue:
Live and Historical Racing	$300.0	$247.5	$1,082.4	$957.3
Wagering Services and Solutions	118.0	111.3	383.3	369.6
Gaming	265.0	269.7	794.2	783.1
All Other	—	—	0.1	0.1
Total net revenue	683.0	628.5	2,260.0	2,110.1
Operating expense:
Live and Historical Racing	205.6	171.3	651.4	549.9
Wagering Services and Solutions	77.1	72.3	235.1	229.5
Gaming	191.1	194.8	574.5	561.7
All Other	4.9	4.5	13.1	10.2
Selling, general and administrative expense	59.3	59.8	174.7	172.0
Asset impairments, net	45.1	3.9	47.5	3.9
Transaction expense, net	1.9	(4.0)	3.4	0.7
Total operating expense	585.0	502.6	1,699.7	1,527.9
Operating income	98.0	125.9	560.3	582.2
Other (expense) income:
Interest expense, net	(75.6)	(73.1)	(222.1)	(217.0)
Equity in income of unconsolidated affiliates	35.0	33.4	105.4	108.9
Miscellaneous, net	3.8	(0.1)	5.5	8.1
Total other (expense) income	(36.8)	(39.8)	(111.2)	(100.0)
Income from operations before provision for income taxes	61.2	86.1	449.1	482.2
Income tax provision	(22.0)	(19.9)	(115.1)	(125.4)
Net income	39.2	66.2	334.0	356.8
Net income attributable to noncontrolling interests	1.1	0.8	2.3	1.7
Net income and comprehensive income attributable to Churchill Downs Incorporated	$38.1	$65.4	$331.7	$355.1

Net income attributable to Churchill Downs Incorporated per common share data:
Basic net income	$0.54	$0.87	$4.59	$4.78
Diluted net income	$0.54	$0.86	$4.55	$4.73
Weighted average shares outstanding:
Basic	70.3	73.9	71.9	74.0
Diluted	71.0	74.6	72.5	74.6

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$180.5	$175.5
Restricted cash	88.0	77.2
Accounts receivable, net	89.7	98.7
Income taxes receivable	—	14.5
Other current assets	56.7	46.4
Total current assets	414.9	412.3
Property and equipment, net	2,925.5	2,874.9
Investment in and advances to unconsolidated affiliates	674.9	661.2
Goodwill	900.2	900.2
Other intangible assets, net	2,517.8	2,409.0
Other assets	21.5	18.3
Total assets	$7,454.8	$7,275.9
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$194.0	$180.3
Accrued expenses and other current liabilities	411.6	402.0
Income taxes payable	28.0	—
Current deferred revenue	27.8	52.9
Current maturities of long-term debt	63.1	63.1
Dividends payable	0.7	31.0
Total current liabilities	725.2	729.3
Long-term debt, net of current maturities and loan origination fees	1,963.2	1,767.9
Notes payable, net of debt issuance costs	3,079.9	3,076.2
Non-current deferred revenue	18.5	20.0
Deferred income taxes	490.8	432.7
Other liabilities	98.1	146.5
Total liabilities	6,375.7	6,172.6
Commitments and contingencies
Redeemable noncontrolling interest	44.2	19.7
Shareholders' equity:
Preferred stock	—	—
Common stock	—	—
Retained earnings	1,035.9	1,084.6
Accumulated other comprehensive loss	(1.0)	(1.0)
Total Churchill Downs Incorporated shareholders' equity	1,034.9	1,083.6
Total liabilities and shareholders' equity	$7,454.8	$7,275.9
`

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(in millions)	2025	2024
Cash flows from operating activities:
Net income	$334.0	$356.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	173.5	145.7
Distributions from unconsolidated affiliates	91.7	113.8
Equity in income of unconsolidated affiliates	(105.4)	(108.9)
Stock-based compensation	18.2	23.2
Deferred income taxes	58.1	29.6
Asset impairments	87.5	3.9
Gain on settlement of liability	(40.0)	—
Amortization of operating lease assets	4.8	4.1
Other	8.0	9.1
Changes in operating assets and liabilities:
Income taxes	41.6	17.1
Deferred revenue	(26.6)	(38.1)
Other assets and liabilities	28.4	84.8
Net cash provided by operating activities	673.8	641.1
Cash flows from investing activities:
Capital maintenance expenditures	(52.9)	(49.8)
Capital project expenditures	(171.7)	(367.8)
Acquisition of gaming rights, net of cash acquired	(185.3)	—
Other	(11.5)	1.8
Net cash used in investing activities	(421.4)	(415.8)
Cash flows from financing activities:
Proceeds from borrowings under long-term debt obligations	947.7	750.4
Repayments of borrowings under long-term debt obligations	(753.6)	(757.5)
Payment of dividends	(30.2)	(28.7)
Repurchase of common stock	(395.8)	(158.7)
Taxes paid related to net share settlement of stock awards	(4.1)	(10.6)
Debt issuance costs	(0.3)	(2.5)
Change in bank overdraft	(1.7)	(7.5)
Other	1.4	(1.6)
Net cash used in financing activities	(236.6)	(216.7)
Cash flows from discontinued operations:
Operating activities of discontinued operations	—	1.0
Net increase in cash, cash equivalents and restricted cash	15.8	9.6
Cash, cash equivalents and restricted cash, beginning of period	252.7	221.8
Cash, cash equivalents and restricted cash, end of period	$268.5	$231.4

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per common share data)	2025	2024	2025	2024
GAAP net income attributable to CDI	$38.1	$65.4	$331.7	$355.1

Adjustments, continuing operations:
Transaction, pre-opening, and other expense	7.2	4.8	20.1	25.6
Other charges and recoveries, net	(0.1)	0.1	(1.1)	(6.7)
Asset impairments, net	45.1	3.9	47.5	3.9
Legal reserves and transaction costs related to Rivers Des Plaines	—	—	—	0.3
Income tax impact on net income adjustments (a)	(13.2)	(2.1)	(16.7)	(6.3)
Total adjustments	39.0	6.7	49.8	16.8
Adjusted net income attributable to CDI	$77.1	$72.1	$381.5	$371.9

Adjusted diluted EPS	$1.09	$0.97	$5.26	$4.99

Weighted average shares outstanding - Diluted	71.0	74.6	72.5	74.6

(a)The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Total Handle
TwinSpires Horse Racing(a)	$501.7	$469.1	$1,568.1	$1,542.1
(a) Total handle generated by Velocity is not included in total handle from TwinSpires Horse Racing.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Net revenue from external customers:
Live and Historical Racing:
Churchill Downs Racetrack	$11.9	$11.7	$243.0	$242.8
Louisville	53.9	50.3	163.3	157.1
Northern Kentucky	26.4	23.4	84.3	73.9
Southwestern Kentucky	41.6	39.3	125.5	118.1
Western Kentucky	21.8	9.8	50.2	22.7
Virginia	139.7	110.0	405.0	333.1
New Hampshire	4.7	3.0	11.1	9.6
Total Live and Historical Racing	$300.0	$247.5	$1,082.4	$957.3

Wagering Services and Solutions:	$118.0	$111.3	$383.3	$369.6

Gaming:
Florida	$23.4	$23.8	$74.0	$76.4
Iowa	23.7	22.9	70.9	69.8
Indiana	33.3	32.4	97.5	66.3
Louisiana	26.1	32.0	102.6	113.4
Maine	28.9	27.7	80.9	81.3
Maryland	30.5	31.5	76.9	79.3
Mississippi	22.3	23.6	71.4	74.1
New York	48.0	46.8	139.0	138.3
Pennsylvania	28.8	29.0	81.0	84.2
Total Gaming	265.0	269.7	794.2	783.1
All Other	—	—	0.1	0.1
Net revenue from external customers	$683.0	$628.5	$2,260.0	$2,110.1

Intercompany net revenues:
Live and Historical Racing	$5.7	$4.9	$40.6	$34.2
Wagering Services and Solutions	9.2	7.4	28.1	23.1
Gaming	0.5	0.6	4.8	4.8
All Other	2.2	2.6	6.4	4.4
Eliminations	(17.6)	(15.5)	(79.9)	(66.5)
Intercompany net revenue	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended September 30, 2025
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$16.4	$86.7	$5.0	$108.1	$—	$108.1
Historical racing(a)	252.6	—	—	252.6	—	252.6
Racing event-related services	4.1	—	0.1	4.2	—	4.2
Gaming(a)	3.4	4.7	230.3	238.4	—	238.4
Other(a)	23.5	26.6	29.6	79.7	—	79.7
Total	$300.0	$118.0	$265.0	$683.0	$—	$683.0

	Three Months Ended September 30, 2024
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$15.2	$82.7	$5.0	$102.9	$—	$102.9
Historical racing(a)	205.9	—	9.3	215.2	—	215.2
Racing event-related services	5.0	—	1.4	6.4	—	6.4
Gaming(a)	3.1	4.4	224.3	231.8	—	231.8
Other(a)	18.3	24.2	29.7	72.2	—	72.2
Total	$247.5	$111.3	$269.7	$628.5	$—	$628.5
(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $15.2 million for the three months ended September 30, 2025 and $14.2 million for the three months September 30, 2024.

	Nine Months Ended September 30, 2025
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$81.2	$292.1	$20.0	$393.3	$—	$393.3
Historical racing(a)	741.5	—	13.7	755.2	—	755.2
Racing event-related services	177.8	—	1.0	178.8	—	178.8
Gaming(a)	9.7	12.6	669.8	692.1	—	692.1
Other(a)	72.2	78.6	89.7	240.5	0.1	240.6
Total	$1,082.4	$383.3	$794.2	$2,259.9	$0.1	$2,260.0

	Nine Months Ended September 30, 2024
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$76.6	$277.9	$20.1	$374.6	$—	$374.6
Historical racing(a)	630.1	—	27.4	657.5	—	657.5
Racing event-related services	182.1	—	5.0	187.1	—	187.1
Gaming(a)	9.5	14.4	645.5	669.4	—	669.4
Other(a)	59.0	77.3	85.1	221.4	0.1	221.5
Total	$957.3	$369.6	$783.1	$2,110.0	$0.1	$2,110.1
(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $45.2 million for the six months ended September 30, 2025 and $41.7 million for the six months ended September 30, 2024.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)
Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended September 30, 2025
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Eliminations	Total
Revenues	$305.7	$127.2	$265.5	$698.4	$2.2	$(17.6)	$683.0

Pari-mutuel taxes & purses	(79.8)	(6.0)	(6.4)	(92.2)	—	—	(92.2)
Gaming taxes	(1.8)	(0.6)	(81.7)	(84.1)	—	—	(84.1)
Marketing & advertising	(13.5)	(1.4)	(9.2)	(24.1)	—	—	(24.1)
Salaries & benefits	(36.8)	(8.7)	(41.1)	(86.6)	—	—	(86.6)
Content expense	(1.7)	(48.5)	(2.3)	(52.5)	—	7.2	(45.3)
Selling, general & administrative expense	(10.7)	(3.3)	(10.5)	(24.5)	(22.6)	0.3	(46.8)
Maintenance, insurance & utilities	(11.9)	(1.0)	(10.3)	(23.2)	(2.5)	2.2	(23.5)
Gaming equipment rental & technology costs	(13.4)	(0.7)	(4.4)	(18.5)	—	7.9	(10.6)
Food & beverage costs	(3.6)	—	(4.0)	(7.6)	—	—	(7.6)
Other operating expense	(19.8)	(11.0)	(16.8)	(47.6)	(0.5)	—	(48.1)
Equity in income of unconsolidated affiliates	—	—	44.5	44.5	—	—	44.5
Other income	3.7	—	—	3.7	—	—	3.7
Adjusted EBITDA	$116.4	$46.0	$123.3	$285.7	$(23.4)	$—	$262.3

	Three Months Ended September 30, 2024
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Eliminations	Total
Revenues	$252.4	$118.7	$270.3	$641.4	$2.6	$(15.5)	$628.5

Pari-mutuel taxes & purses	(65.3)	(4.9)	(9.0)	(79.2)	—	—	(79.2)
Gaming taxes	(1.4)	(0.6)	(78.8)	(80.8)	—	—	(80.8)
Marketing & advertising	(9.3)	(1.4)	(9.5)	(20.2)	—	—	(20.2)
Salaries & benefits	(31.1)	(8.0)	(42.7)	(81.8)	—	—	(81.8)
Content expense	(1.7)	(45.9)	(2.3)	(49.9)	—	6.5	(43.4)
Selling, general & administrative expense	(9.4)	(4.2)	(11.9)	(25.5)	(23.1)	0.2	(48.4)
Maintenance, insurance & utilities	(12.8)	(1.1)	(11.7)	(25.6)	(2.6)	2.6	(25.6)
Gaming equipment rental & technology costs	(9.9)	(0.9)	(3.9)	(14.7)	—	18.5	3.8
Food & beverage costs	(2.4)	—	(4.3)	(6.7)	—	—	(6.7)
Other operating expense	(16.2)	(9.2)	(16.9)	(42.3)	(0.3)	(12.3)	(54.9)
Equity in income of unconsolidated affiliates	—	—	44.0	44.0	—	—	44.0
Other income	0.1	—	—	0.1	(0.1)	—	—
Adjusted EBITDA	$93.0	$42.5	$123.3	$258.8	$(23.5)	$—	$235.3

	Nine Months Ended September 30, 2025
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Eliminations	Total
Revenues	$1,123.0	$411.4	$799.0	$2,333.4	$6.5	$(79.9)	$2,260.0

Pari-mutuel taxes & purses	(267.5)	(18.1)	(28.5)	(314.1)	—	—	(314.1)
Gaming taxes	(4.7)	(1.5)	(234.1)	(240.3)	—	—	(240.3)
Marketing & advertising	(43.0)	(8.0)	(26.2)	(77.2)	(0.1)	—	(77.3)
Salaries & benefits	(106.5)	(25.8)	(128.1)	(260.4)	—	—	(260.4)
Content expense	(5.0)	(169.1)	(6.7)	(180.8)	—	48.9	(131.9)
Selling, general & administrative expense	(32.0)	(13.2)	(32.2)	(77.4)	(65.1)	0.9	(141.6)
Maintenance, insurance & utilities	(33.5)	(3.0)	(29.5)	(66.0)	(6.8)	6.4	(66.4)
Gaming equipment rental & technology costs	(37.8)	(2.2)	(13.0)	(53.0)	—	23.5	(29.5)
Food & beverage costs	(11.1)	—	(12.3)	(23.4)	—	—	(23.4)
Other operating expense	(70.8)	(35.2)	(49.3)	(155.3)	(0.5)	0.2	(155.6)
Equity in income of unconsolidated affiliates	—	—	134.4	134.4	—	—	134.4
Other income	3.8	—	0.6	4.4	—	—	4.4
Adjusted EBITDA	$514.9	$135.3	$374.1	$1,024.3	$(66.0)	$—	$958.3

	Nine Months Ended September 30, 2024
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other		Eliminations	Total
Revenues	$991.5	$392.7	$787.9	$2,172.1	$4.5		$(66.5)	$2,110.1

Pari-mutuel taxes & purses	(227.3)	(15.8)	(32.7)	(275.8)	—		—	(275.8)
Gaming taxes	(4.4)	(1.9)	(219.1)	(225.4)	—		—	(225.4)
Marketing & advertising	(31.1)	(7.5)	(26.5)	(65.1)	(0.1)		—	(65.2)
Salaries & benefits	(94.4)	(23.9)	(121.0)	(239.3)	—		—	(239.3)
Content expense	(5.1)	(163.2)	(6.7)	(175.0)	—		42.6	(132.4)
Selling, general & administrative expense	(26.7)	(13.0)	(33.9)	(73.6)	(64.7)		0.8	(137.5)
Maintenance, insurance & utilities	(34.6)	(3.1)	(32.4)	(70.1)	(4.6)		4.4	(70.3)
Gaming equipment rental & technology costs	(30.5)	(2.6)	(11.4)	(44.5)	—		18.5	(26.0)
Food & beverage costs	(8.8)	—	(12.4)	(21.2)	—		—	(21.2)
Other operating expense	(55.9)	(33.4)	(46.7)	(136.0)	(0.6)	—	0.2	(136.4)
Equity in income of unconsolidated affiliates	—	—	139.9	139.9	—		—	139.9
Other income	0.3	—	1.8	2.1	—		—	2.1
Adjusted EBITDA	$473.0	$128.3	$386.8	$988.1	$(65.5)		$—	$922.6

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Reconciliation of Comprehensive Income to Adjusted EBITDA:
Net income and comprehensive income attributable to Churchill Downs Incorporated	$38.1	$65.4	$331.7	$355.1
Net income attributable to noncontrolling interests	1.1	0.8	2.3	1.7
Net income	39.2	66.2	334.0	356.8

Adjustments:
Depreciation and amortization	56.5	49.6	173.5	145.7
Interest expense	75.6	73.1	222.1	217.0
Income tax provision	22.0	19.9	115.1	125.4
Stock-based compensation expense	7.4	7.1	18.2	23.2
Pre-opening expense	2.4	7.8	9.0	23.6
Other expenses, net	2.9	1.0	7.7	1.3
Asset impairments, net	45.1	3.9	47.5	3.9
Transaction expense, net	1.9	(4.0)	3.4	0.7
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	9.4	10.6	28.9	31.4
Rivers Des Plaines' legal reserves and transaction costs	—	—	—	0.3
Other charges and recoveries, net	(0.1)	0.1	(1.1)	(6.7)
Total adjustments	223.1	169.1	624.3	565.8
Adjusted EBITDA	$262.3	$235.3	$958.3	$922.6

Adjusted EBITDA by segment:
Live and Historical Racing	$116.4	$93.0	$514.9	$473.0
Wagering Services and Solutions	46.0	42.5	135.3	128.3
Gaming	123.3	123.3	374.1	386.8
Total segment Adjusted EBITDA	285.7	258.8	1,024.3	988.1
All Other	(23.4)	(23.5)	(66.0)	(65.5)
Total Adjusted EBITDA	$262.3	$235.3	$958.3	$922.6

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)
Summarized financial information for our equity investments is comprised of the following:

	Summarized Income Statement
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Net revenue	$210.6	$208.4	$631.9	$641.2

Operating and SG&A expense	133.2	132.2	398.3	399.3
Depreciation and amortization	5.8	6.8	17.9	20.1
Operating income	71.6	69.4	215.7	221.8
Interest and other expense, net	(10.3)	(11.1)	(31.2)	(33.5)
Net income	$61.3	$58.3	$184.5	$188.3

	Summarized Balance Sheet
(in millions)	September 30, 2025	December 31, 2024
Assets
Current assets	$106.9	$100.5
Property and equipment, net	319.4	325.6
Other assets, net	265.3	267.5
Total assets	$691.6	$693.6

Liabilities and Members' Deficit
Current liabilities	$114.6	$89.9
Long-term debt	794.1	839.8
Other liabilities	0.5	1.7
Members' deficit	(217.6)	(237.8)
Total liabilities and members' deficit	$691.6	$693.6

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)
Planned capital projects for the Company are as follows:

(in millions)	Project	Target Completion	2025 Planned Spend

Live and Historical Racing Segment
Churchill Downs Racetrack	Starting Gate Pavilion and Courtyard	Completed	$55-60
	Finish Line Suites / The Mansion	April 2026	$5
	Victory Run	April 2028	$0-5
Virginia	Richmond (HRM Expansion)	Completed	$20-25
	Henrico (Roseshire - HRM Venue)	Completed	$25-30
Southwestern Kentucky	Calvert City (Marshall Yards Racing and Gaming - HRM Venue)	First Quarter 2026	$20-25
New Hampshire	Casino Salem	2027	$5-10
All Other Projects
All Other	All Other	TBD	$70-80
		Total:	$200-240